UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)  February 8, 2010

  MIPS TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	000-24487 (Commission File Number)	77-0322161 (IRS Employer Identification No.)

955 East Arques Avenue
Sunnyvale, CA  94085
(Address of Principal Executive Offices, including zip code)

(408) 530-5000
(Registrant's telephone number including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.   Other Events.

On February 8, 2010 (the “Grant Date”), the Board of Directors of MIPS Technologies, Inc. (the “Company”) approved a grant of restricted stock units to Anthony B. Holbrook, the Company’s chairman of the Board of Directors.   Mr. Holbrook was granted six thousand seven hundred seventy-five (6,775) restricted stock units, to vest over a one (1) year period with all of the restricted stock units vesting on the first anniversary of the Grant Date.  As soon as practicable after the vesting date and in compliance with applicable laws, Mr. Holbrook will receive one share of the Company’s Common Stock for each vested restricted stock unit (subject to certain exceptions).  The restricted stock units are granted under the Company’s Amended and Restated 1998 Long-Term Incentive Plan.

The Company’s form of stock unit award agreement for members of the Board of Directors (for time vesting awards) is attached hereto as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.  This form of stock unit award agreement may be used by the Company from time to time in connection with awards of stock units to directors, including the grant to Mr. Holbrook discussed above.

Item 9.01.   Financial Statements and Exhibits.

(d)       Exhibits

10.1	Form of Stock Unit Award Agreement for Members of the Board of Directors

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MIPS TECHNOLOGIES, INC. (Registrant)

Date: February 12, 2010	By:	/s/ GAIL SHULMAN
Name: Gail Shulman
Title: Vice President, General Counsel & Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Form of Stock Unit Award Agreement for Members of the Board of Directors